UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 3, 2006

Pacific Sands, Inc.
(Exact name of registrant)

Nevada	00-29483	88-0322882
(State of Incorporation)	(Commission file Number)	(I.R.S. Employer Id. No.)

1509 Rapids Dr. Racine WI	53404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (262) 619-3261

Item 8.01 Other Events.

Pacific Sands Enters Broad Marketing and Sales Alliance With Hawkeye Spa Manufacturers - EcoOne™ Spa Products To Be Marketed Through Existing Sales Channels and Dealer Outlets Worldwide

Racine, WI - Pacific Sands, Inc. (OTCBB: PFSD) is very pleased to announce that the company has entered into a broad marketing, distribution and sales alliance with Hawkeye Manufacturing, Inc., manufacturers of the Hawkeye, Barefoot, and other high-end private label spas. Hawkeye is the second major US Spa manufacturer that Pacific Sands has partnered with in as many months.

The two companies are cooperating in the development of co-branded marketing, sales materials and processes to facilitate the swift integration of Pacific Sands' EcoOne system into the marketing of the Hawkeye, Barefoot, and other spa product lines for global distribution.

"We've tested the EcoOne product in side by side studies in our manufacturing facility, as well as in numerous employees' personal spas, and the positive results have been nothing short of amazing," reported Hawkeye Marketing Director, Casey Murray. "We highly recommend the use of the EcoOne system with our Hawkeye and Barefoot spas." Mr. Murray added that initial responses from their dealers have "far exceeded their expectations."

New Barefoot and Hawkeye spas sold from the factory will include as standard an EcoOne Starter Kit, which includes a suite of EcoOne products for use in setting up, cleansing, and maintaining a spa using the proven EcoOne water treatment technology. Hawkeye has launched a targeted marketing campaign aimed at their database of thousands of customers in an effort to accelerate orders and broaden immediate demand for the product.

Customized, co-branded dealer retail starter kits are now being sold via Hawkeye to their core dealer base of more than 100 individual outlets. Initial order dealer kit pricing ranges between $1,500 and $3,500. Numerous Hawkeye / Barefoot dealers have already been successfully set up with the product.

"At this point last year, between 50 and 70 new customers were starting on the EcoOne Spa Treatment system every month," said Pacific Sands President and CEO Michael Wynhoff. "At this point in the 2006 sales cycle, due in large part to our new partnership with Hawkeye combined with our other spa manufacturer partners, we estimate the product is now reaching between 1,600 and 1,800 new customers every month. We expect that number to continue to grow over the coming months."
Dealers and current Hawkeye / Barefoot spa owners can contact the company at (804) 231-7727 for special introductory pricing on the entire line of EcoOne products or visit www.hawkeyemfg.com.

Since its inception in 1990, Hawkeye Manufacturing, Inc. has become one of the leading spa manufacturers on the East Coast. They offer a full range of  quality spas to accommodate both consumer and commercial products for the discerning customer. An intricate network of dealers promotes their two distinct product lines, Barefoot and Hawkeye Spas, to a client base throughout the United States and across the globe.

Pacific Sands, Inc. is a fully reporting NASDAQ OTCBB company that develops, manufactures and markets environmentally safe, nontoxic water treatment solutions. The company’s EcoOne™ pool and spa treatment products are swiftly becoming accepted alternatives in the multi-billion dollar pool and spa chemical industry.

Safe Harbor Act Disclaimer
The statements contained in this release and statements that the company may make orally in connection with this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, since these forward-looking statements involve risks and uncertainties that could significantly and adversely impact the company's business. Therefore, actual outcomes and results may differ materially from those made in forward-looking statements. Potential investors should read the entire contents company quarterly and annual filings before making an investment decision.

Contact:
JT Ploch
608-577-6482
website: www.pacificsandsinc.com

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

Pacific Sands, Inc.
(Registrant)

Date: March 6, 2006	/s/ Michael Wynhoff
Michael Wynhoff, CEO